UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): August 30, 2013

Virtus Oil and Gas Corp.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gas Tower, 555 West 5th Street, 31st Floor, Los Angeles, California 90013

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 533-4122

Curry Gold Corp.

29 Farmington, Nr Cheltenham, Gloucestershire, GL54 3ND, United Kingdom

(Former Name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       OTHER EVENTS

On August 29, 2013, the Financial Industry Regulatory Authority (“FINRA”) announced its approval of (i) a forward stock split (the “Stock Split”) of the issued and outstanding shares of the common stock, $0.001 par value (“Common Stock”), of Virtus Oil and Gas Corp., a Nevada corporation formerly known as Curry Gold Corp. (the “Company”), in which each outstanding share of Common Stock would be exchanged for fourteen (14) new shares of Common Stock, and (ii) the change of the Company’s name to “Virtus Oil and Gas Corp.,” as reflected in the Amended and Restated Articles of Incorporation filed with the Secretary of State of Nevada on July 25, 2013 (as amended, the “Restated Articles”). The Restated Articles also increased the number of authorized shares of the Company’s Common Stock from 75,000,000 to 150,000,000.

The Restated Articles specify that the effective date of the change of the Company’s name with the Nevada Secretary of State is August 30, 2013, and the proposed effective date of the Stock Split is August 30, 2013; however, the name change and the Stock Split were subject to approval by FINRA. Following receipt of all required approvals, on August 30, 2013, the Company effectuated the Stock Split, which increased the issued and outstanding shares of Common Stock from 2,350,000 shares to 46,900,000 shares. The Company’s stockholders will be given new certificates reflecting the shares issued in the Stock Split upon surrender of their existing stock certificates to the Company’s transfer agent.

The Stock Split and the change in the Company’s name became effective with the Over-The-Counter Bulletin Board at the open of trading on August 30, 2013, at which time the Company’s symbol changed to CURGD to reflect the Stock Split. After 20 business days, the "D" will be removed, and our ticker symbol will be changed to VOIL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS OIL AND GAS CORP.

Date: August 30, 2013	By: /s/ Daniel M. Ferris
Daniel M. Ferris, President